EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
     I, James R. Kupferschmid, Chief Financial Officer of Kitty Hawk, Inc., certify that:
1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Kitty Hawk, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 30, 2007	By:	/s/ James R. Kupferschmid
James R. Kupferschmid
Vice President and Chief Financial Officer